Exhibit 10.2

Summary of Amendment to the Loan Agreement

No.	GDK476780120070027

Bank:	Bank of China

Borrower:	Guangzhou City Clifford Development (Panyu) Company Limited

Date:	January 19, 2008

Subject:	Both parties agreed to amend Clause 9 of the Loan Agreement No.GDK476780120070027.

New clause:	Bank of China cancels the pledge requirement for the borrower and when the Bank of China deems fit the borrower will be required to provide a new guarantor or pledge.